Exhibit 5.1

111 Huntington Avenue  Boston, MA 02199  617.239.0100  fax 617.227.4420  eapdlaw.com

September 1, 2009

Beacon Power Corporation

65 Middlesex Road

Tyngsboro, Massachusetts 01879

Ladies and Gentlemen:

We are furnishing this opinion in connection with the Registration Statement on Form S-3 (the “Registration Statement”) of Beacon Power Corporation (the “Company”), a Delaware corporation, to be filed on or about the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

We have reviewed the Registration Statement, including the prospectus (the “Prospectus”) that is a part of the Registration Statement.  The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a “Prospectus Supplement”).  The Prospectus, as supplemented by various Prospectus Supplements, will provide for the issuance and sale by the Company of up to $60,000,000 aggregate offering price of (i) shares of common stock, $.01 par value (the “Common Stock”), (ii) shares of preferred stock, $.01 par value (the “Preferred Stock”), (iii) depositary shares representing fractional shares of Preferred Stock (the “Depositary Shares”), as evidenced by depositary receipts (the “Receipts”), (iv) warrants to purchase Common Stock, Preferred Stock or Depositary Shares (collectively, the “Warrants”), and (v) units comprised of one or more shares of Common Stock, shares of Preferred Stock, Depositary Shares and Warrants, in any combination (collectively, the “Units”).  The Common Stock, the Preferred Stock, the Depositary Shares, the Warrants, and the Units are collectively referred to herein as the “Securities.”  The Registration Statement provides that shares of Preferred Stock may be convertible into shares of Common Stock.

The Depositary Shares may be issued under one or more deposit agreements (each a “Deposit Agreement”) by and between the Company and a financial institution identified therein as depositary (the “Depositary”). The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement”) by and between the Company and a financial institution identified therein as warrant agent (each, a “Warrant Agent”).  The Units may be issued under one or more unit agreements (each, a “Unit Agreement”) by and between the Company and a unit agent selected by the Company (the “Unit Agent”).

The Prospectus as supplemented by various Prospectus Supplements will provide for the issuance and sale by the Company of the Securities, which are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

We have acted as your counsel in connection with the preparation of the Registration Statement and are familiar with certain proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities.  We have made such examination as we consider necessary to render this opinion.

The opinions expressed below are limited to the General Corporation Law of the State of Delaware and the federal laws of the United States, and we express no opinion as to the laws of any other jurisdiction.

Based upon the foregoing, we are of the opinion that:

1. The Company has the authority pursuant to its Amended and Restated Certificate of Incorporation, as amended to date (the “Certificate”), to issue up to 400,000,000 shares of Common Stock.  Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2. The Company has the authority pursuant to its Certificate to issue up to 10,000,000 shares of Preferred Stock.  When a series of Preferred Stock has been duly established in accordance with the terms of the Certificate and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3. When (i) the Company and the Depositary duly execute and deliver a Deposit Agreement and the specific terms of the Depositary Shares have been duly established in accordance with the terms of such Deposit Agreement, and (ii) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and assuming that (a) the Deposit Agreement and all amendments thereto and the particular Depositary Shares are duly approved by the Board of Directors of the Company as required by applicable law, (b) the terms of the Depositary Shares are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (c) the terms of the Depositary Shares are not such as to violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (d) the Depositary Shares comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, (e) the shares of Preferred Stock relating to such Depositary Shares have been duly and properly authorized for issuance and are fully paid and nonassessable as contemplated in paragraph 2 above, and (f) the

Receipts evidencing such Depositary Shares are duly issued against the deposit of such Preferred Stock and sold as contemplated in the Registration Statement, the Prospectus and any Prospectus Supplement related thereto, and in accordance with the Deposit Agreement, such Receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

4. When (i) the Company and the Warrant Agent duly execute and deliver a Warrant Agreement and the specific terms of a particular Warrant have been duly established in accordance with the terms of such Warrant Agreement, and such Warrants have been duly authenticated by the Warrant Agent and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Warrant Agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and (ii) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and assuming that (a) the Warrant Agreement and all amendments thereto and the particular Warrants are duly approved by the Board of Directors of the Company as required by applicable law, (b) the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (c) the Warrants as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (d) the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, (e) the shares of Common Stock or Preferred Stock or Depositary Shares, as the case may be, issuable upon exercise of the Warrants have been duly and properly authorized for issuance as contemplated in paragraph 1, 2 or 3 above, respectively, and (f) the Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. When (i) the Company and the Unit Agent duly execute and deliver a Unit Agreement and the specific terms of a particular Unit have been duly established in accordance with the terms of such Unit Agreement, and such Units have been duly authenticated by the Unit Agent and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Unit Agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and (ii) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and assuming that (a) the Unit Agreement and all amendments thereto and the particular Units are duly approved by the Board of Directors of the Company as required by applicable law, (b) the terms of the Units as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (c) the Units as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (d) the Units as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, (e) the other Securities that are a component of such Units have been duly and properly authorized for issuance, and (f) the Units are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The foregoing opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) general principles of equity (whether considered in a proceeding in equity or at law); and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy.

We assume for purposes of this opinion that the Company is and will remain duly organized, validly existing and in good standing under Delaware law.

To the extent that the obligations of the Company under each Deposit Agreement, Warrant Agreement or Unit Agreement, as applicable, may be dependent thereon, we assume for purposes of this opinion that the Company has the corporate power and authority to issue and sell the Securities; that the applicable Deposit Agreement, Warrant Agreement or Unit Agreement has been duly authorized by all necessary corporate action by the Company, has been duly executed and delivered by the Company and constitutes the valid, binding and enforceable obligation of the Company enforceable against the Company in accordance with its terms; that the applicable Depositary, Warrant Agent or Unit Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Depositary, Warrant Agent or Unit Agent is duly qualified to engage in the activities contemplated by the Deposit Agreement, Warrant Agreement or Unit Agreement; that the Deposit Agreement, Warrant Agreement or Unit Agreement has been duly authorized, executed and delivered by the Depositary, Warrant Agent or Unit Agent and constitutes the legally valid, binding and enforceable obligation of the Depositary, Warrant Agent or Unit Agent, enforceable against the Depositary, Warrant Agent or Unit Agent in accordance with its terms; that the Depositary, Warrant Agent or Unit Agent is in compliance, generally and with respect to acting as a Depositary, Warrant Agent or Unit Agent under the applicable Deposit Agreement, Warrant Agreement or Unit Agreement, with all applicable laws and regulations; and that the Depositary, Warrant Agent or Unit Agent has the requisite organizational and legal power and authority to perform its obligations under the applicable Deposit Agreement, Warrant Agreement or Unit Agreement.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus included therein.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Edwards Angell Palmer & Dodge LLP

Edwards Angell Palmer & Dodge LLP